EXHIBIT 23.3

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Sysorex Global Holdings Corp. on Form S-1 Amendment No 2 (File No. 333-191648) of our report dated December 6, 2013, with respect to our audit of the financial statements of Shoom, Inc. as of December 31, 2012 and for the year then ended, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, New York

December 6, 2013